Exhibit 99.1

Corautus Genetics Receives NASDAQ Deficiency Notice Related to Minimum Bid Price

          ATLANTA, May 26 /PRNewswire-FirstCall/ -- Corautus Genetics Inc. (Nasdaq: VEGF), a clinical stage biopharmaceutical company dedicated to the development of new and innovative gene therapy products for the treatment of cardiovascular (severe angina) and peripheral vascular disease, announced today that on May 25, 2006, it received a deficiency letter from The NASDAQ Stock Market indicating that it is not in compliance with the continued listing requirements on the NASDAQ Capital Market because for the previous 30 consecutive business days the bid price of its common stock had closed below the $1.00 minimum per share requirement for continued listing as set forth in Marketplace Rule 4310(c)(4).  It is NASDAQ’s customary practice to issue a deficiency letter when a listed company does not meet the minimum bid price requirement.  By NASDAQ rule, Corautus will be provided 180 calendar days, or until November 21, 2006, to regain compliance with the bid price requirement. The deficiency letter has no effect on the listing of Corautus common stock at this time, and its common stock will continue to trade on the NASDAQ Capital Market under the symbol “VEGF.”

          The letter also stated that Corautus can regain compliance with the bid price requirement if at any time before November 21, 2006, the bid price of its common stock closes at or above $1.00 per share for a minimum of ten consecutive business days.  If Corautus cannot demonstrate compliance by November 21, 2006, NASDAQ will determine whether it meets the NASDAQ Capital Market initial listing criteria set forth in Marketplace Rule 4310(c), except for the bid price requirement.  If Corautus meets the initial listing criteria, it will be provided an additional 180 calendar-day period to comply with the bid price requirement.  If it is not eligible for this additional compliance period, Corautus will be provided written notice that its securities will be delisted.  At that time, Corautus would have the right to appeal NASDAQ’s determination to delist its securities to a listing qualifications panel, which would stay the effect of the delisting pending a hearing on the matter before the panel.

          About Corautus Genetics

          Corautus Genetics is a clinical-stage biopharmaceutical company dedicated to the development of gene transfer therapy products for the treatment of cardiovascular (severe angina) and peripheral vascular disease. Corautus is developing and testing a gene therapy product candidate using the VEGF-2 gene to promote therapeutic angiogenesis in ischemic muscle. Corautus has a strategic alliance with Boston Scientific Corporation to develop, commercialize and distribute the VEGF-2 gene therapy products. For more information, please visit www.corautus.com.

          Forward-Looking Statements

          This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements that address operating performance, events or developments that we expect or anticipate will occur in the future, such as projections about our GENASIS clinical trial or any future trials, including the likelihood of obtaining positive data from such trials, potential benefits from manufacturing agreements, the potential benefits from previous clinical trials, potential benefits from Phase I trials we are supporting in the areas of critical limb ischemia and diabetic neuropathy, future results of operations or our financial condition, adequacy of funding, benefits from the alliance with Boston Scientific, research, development and commercialization of our product candidates, anticipated trends in our business, manufacture of sufficient and acceptable quantities of our proposed products, approval of our product candidates, meeting additional capital requirements, and other risks that could cause actual results to differ materially. These risks are discussed in Corautus Genetics Inc.’s Securities and Exchange Commission filings, including, but not limited to, the risk factors in Corautus’ 2005 Annual Report on Form 10-K which was filed on March 20, 2006 amended by Corautus’ Form 10-Q for the period ended March 31, 2006 which was filed on May 15, 2006. All forward-looking statements included in this document are based on information available to Corautus on the date hereof, and Corautus assumes no obligation to update any such forward-looking statements.

CONTACTS:
Corautus Genetics Inc.	Lippert/Heilshorn & Associates
Michael K. Steele	Kim Golodetz (kgolodetz@lhai.com)
(404) 526-6212	(212) 838-3777
msteele@corautus.com	Bruce Voss (bvoss@lhai.com)
(310) 691-7100

SOURCE  Corautus Genetics Inc.
          -0-                                        05/26/2006
          /CONTACT:  Michael K. Steele of Corautus Genetics Inc., +1-404-526-6212, or msteele@corautus.com; or Kim Golodetz, +1-212-838-3777, or kgolodetz@lhai.com, or Bruce Voss, +1-310-691-7100, or bvoss@lhai.com, both of Lippert-Heilshorn & Associates//Web site:  http://www.corautus.com/(VEGF)